                                                                                                            Exhibit (14)(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of W&R Funds, Inc. on Form N-14 of our reports dated November 8, 2002 and May 10, 2002 appearing in the Semi-Annual and Annual Reports to Shareholders of Asset Strategy Fund, Core Equity Fund, High Income Fund, International Growth Fund, Large Cap Growth Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund, Municipal Bond Fund, Science and Technology Fund, Small Cap Growth Fund and Tax-Managed Equity Fund, comprising W&R Funds, Inc. for the fiscal period ended September 30, 2002 and the fiscal year ended March 31, 2002, respectively, which are also incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the caption "Other Service Providers for the W&R Fund and the Acquired Fund" and "Financial Highlights" in the Combined Prospectus and Proxy Statement, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 16 2003